SIXTH AMENDMENT

                                       TO

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

            This SIXTH AMENDMENT ("Amendment") is entered into as of November 13, 1997, by and among UNITEL VIDEO, INC., a Delaware corporation having its principal place of business at 555 West 57th Street, New York, New York 10019 ("Borrower"), R SQUARED, INC., a California Corporation having its principal place of business at 729 North Highland, Los Angeles, California 90038 ("Corporate Guarantor") and HELLER FINANCIAL, INC., a Delaware corporation having an office at 500 West Monroe Street, Chicago, Illinois 60661, as agent ("Agent") for Lender (as hereafter defined).

                                   BACKGROUND

            Borrower, Corporate Guarantor, Agent and Heller Financial, Inc. ("Lender") are parties to an Amended and Restated Loan and Security Agreement dated as of December 12, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provides Borrower with certain financial accommodations.

            Borrower has requested that Lender amend the Loan Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

            NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

            2. Amendment to Loan Agreement. Subject to satisfaction of the conditions of effectiveness set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

            (a)   Section 1.1 of the Loan Agreement is hereby amended by:

            (i) adding the following defined terms in their appropriate alphabetical order:

                  "Canadian Subsidiary" means Unitel Video Canada, Inc., an Ontario corporation and a wholly-owned Subsidiary of Borrower.

                  "Department" means the Commonwealth of Pennsylvania, acting by and through the Department of Community and Economic Development.

                  "Department Documentation" means the Loan Agreement dated October 27, 1997 by and between Borrower and the Department, the Security Agreement dated October 27, 1997 by and between Borrower and the Department, the promissory note dated October 27, 1997 in the original principal amount of $500,000 made by Borrower in favor of the Department and all other documents, instruments and agreements executed in connection therewith, as each may be amended, modified and supplemented from time to time.

                  "Intercreditor Agreement" means the Intercreditor Agreement dated as of October 27, 1997 between Agent and the Department.

                  "Permitted Subordinated Debt Modifications" means those modifications to the Subordinated Notes consented to in writing by Agent on the Sixth Amendment Effective Date.

                  "Revolving Overadvance Amount" means $1,617,136.53.

                  "Sixth Amendment Effective Date" means November 13, 1997.

                  "Specified Department Collateral" means (a) one SMS 7000 Production Router (Textronix), Serial No. B23655, (b) one 4000-3 Dig Production Switcher (Textronix), Serial No. A89063,
                  (c) one Dveous Digital Equipment (Scitex Digital Video), Serial No. 5100SY14390177 and (d) one Wolf Coach Motor Vehicle, VIN No. 1R1C5323VK970517, Title No. 51076985201UN.

                  "Specified Sale Leaseback Transaction" means one or more sale leaseback transactions entered into by Borrower, in accordance with the terms and provisions of subsection 7.3(A)(iii), with respect to the real property located at 515 West 57th Street, New York, New York 10019, 433 West 53rd Street, New York, New York 10019 and 729 North Highland, Hollywood, California 90038-7771, as applicable.

                  "Term Note" means each promissory note of Borrower in substantially the form of Exhibits 2.1(A)(1), (A)(2), (A)(3) and (A)(5) issued in connection with the Term Loans referenced in Section 2.1(A).

      (ii) amending the following defined terms in their entirety to provide as follows:

                  "Permitted Subsidiaries" means Corporate Guarantor and Canadian Subsidiary.

                  "Required Canadian Documentation" means (a) all such documentation as shall be required by Agent and its counsel to perfect in favor of Agent a first priority security interest in all now owned and hereafter created Accounts of the Canadian Subsidiary (the "Canadian Receivables"), (b) a guaranty agreement in favor of and in form and substance satisfactory to Agent executed by the Canadian Subsidiary, pursuant to which the Canadian Subsidiary guaranties to Agent and Lenders the payment and performance of all of Borrower's Obligations under the Loan Documents, (c) all such documentation as shall be required by Agent to establish a lockbox and blocked account in favor of Agent with respect to the Canadian Receivables, (d) corporate resolutions of the Canadian Subsidiary authorizing the transactions contemplated by the Required Canadian Documentation, (e) an opinion of the Canadian Subsidiary's counsel covering such matters as Agent and its counsel shall reasonably request, (f) a certified certificate of incorporation for the Canadian Subsidiary, (g) bylaws of the Canadian Subsidiary and (h) good standing certificates and authorizations to do business with respect to the Canadian Subsidiary for its jurisdiction of incorporation and for each jurisdiction where the conduct of its business requires such authorization.

                  "Term Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make a portion of the Term Loans in the amount set forth on the signature page of the Sixth Amendment to this Agreement under such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loans.

                  "Term Loan D" means advances made pursuant to subsection 2.1(A)(5).

                  "Term Loans" mean advances made pursuant to subsections 2.1(A)(1), (A)(2), (A)(3) and (A)(5).

            (iii) amending the defined term "Permitted Encumbrances" by: (1) deleting the word "and" immediately preceding clause "(h)" thereof; (2) deleting the period at the end of clause "(h)" thereof and replacing the same with a semi-colon; and (3) adding a new clause "(i)" thereto to provide as follows:

                  "(i) Liens on the Specified Department Collateral in favor of the Department, the lien priorities with respect to which are set forth in the Intercreditor Agreement."

            (iv) deleting the defined term "Amended and Restated Term Note" or "Amended and Restated Term Notes".

            (b) A new Section 2.1(A)(5) is hereby added to the Loan Agreement to provide as follows:

                  "(A)(5) Term Loan D. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender, severally, agrees to lend to Borrower, upon Borrower's request therefor in accordance with the borrowing procedures for Revolving Loan requests set forth in Section 2.1(D) hereof, its Pro Rata Share of Term Loan D in an aggregate amount not to exceed $2,500,000. Amounts borrowed under this subsection 2.1(A)(5) and repaid may not be reborrowed. Borrower shall make a principal payment in the amount of the applicable Scheduled Installment of Term Loan D (or such lesser principal amount of Term Loan D as shall then be outstanding) on the date and in the amount set forth below. Term Loan D shall bear interest from the date such Loan is made to the date paid in full at a rate per annum equal to the interest rate set forth in Section 2.2(A) applicable to Term Loan B. Borrower hereby authorizes Agent, on the Sixth Amendment Effective Date, to
                  (a) debit Borrower's loan account as a Term Loan D advance in an amount equal to the Revolving Overadvance Amount and (b) apply the proceeds thereof to the Revolving Loan such that after giving effect to such application the Revolving Overadvance Amount shall equal zero ($0).

                        "Scheduled Installment of Term Loan D" means the
                  principal installment in an amount equal to $2,500,000, payable, subject to the provisions of subsection 2.4(B), on or before January 31, 1998, together with all accrued interest thereon (it being understood that Borrower may prepay Term Loan D, in whole or in part, from time to time), or the earlier to occur of (i) the Termination Date or (ii) acceleration of the Obligations in accordance with the provisions of subsection 8.3 at which time the entire unpaid principal amount of Term Loan D plus accrued interest thereon shall be due and payable. In the event the Scheduled Installment of Term Loan D is not paid in full in cash when due, then Borrower shall pay to Agent (which amount Agent may charge to Borrower's loan account as a Revolving Loan) a premium in an amount equal to $100,000; provided, however, Borrower's failure to pay the Scheduled Installment of Term Loan D when due shall constitute an Event of Default hereunder and shall entitle Agent to exercise all rights and remedies available to Agent under this Agreement the Loan Documents and applicable law, notwithstanding payment of the aforementioned premium.

            (c) Clause "(i)" of the first sentence of Section 2.1(E) of the Loan Agreement is hereby amended to provide as follows:

                  "(i) the Term Notes to evidence such Lender's portion of the Term Loans, such notes to be in the principal amount of the respective Term

                  Loan Commitments of such Lender and with other appropriate insertions and"

            (d) Section 2.4(B) of the Loan Agreement is hereby amended by:

            (i) deleting subsection "(2)" thereof and replacing the same with the following:

                  "(2) Proceeds of Asset Dispositions. (i) Subject to the provisions of subsection 2.4(B)(4), immediately upon receipt by Borrower or any of its Subsidiaries of the net proceeds of any Asset Disposition, Borrower shall prepay the Obligations in an amount equal to such net proceeds in accordance with the provisions of this subsection 2.4(B)(2). So long as no Default or Event of Default shall exist and Borrower reasonably expects the net proceeds of any Asset Disposition to be reinvested within 180 days to repair or replace such assets with like assets, Borrower shall deliver the net proceeds to Agent to be applied to the Revolving Loan, and Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, reborrow such net proceeds only for such repair or replacement. If Borrower fails to reinvest such net proceeds within 180 days, such net proceeds shall be applied as set forth below. Notwithstanding anything contained in this subsection 2.4(B)(2) to the contrary, Borrower shall not be eligible to utilize the foregoing reinvestment option (a) with respect to any individual Asset Disposition in the event the net proceeds generated therefrom are greater than $50,000, (b) with respect to any individual Asset Disposition in the event Borrower shall have previously utilized during the Fiscal Year in which such Asset Disposition shall have occurred at least $200,000 in net proceeds generated from all Asset Dispositions during such Fiscal Year and (c) in the event the net proceeds arise out of a Specified Sale Leaseback Transaction. Subject to the provisions of subsection 2.4(B)(4), Borrower shall remit, or cause its Subsidiaries to remit, all such net proceeds to Agent's Account for application to the Obligations in accordance with the provisions of this subsection 2.4(B)(2).

                  (ii) In the event any such net proceeds arise out of an Asset Disposition (other than a Specified Sale Leaseback Transaction), Agent shall apply such net proceeds first to repay Term Loan D in the inverse order of maturity thereof, second to repay Term Loan A in the inverse order of maturity thereof and then to the remaining Obligations in such order as Agent shall elect.

                  (iii) In the event any such net proceeds arise out of a Specified Sale Leaseback Transaction, Agent shall apply such net proceeds to the Obligations in accordance with the provisions of subsection 2.4(B)(4).

                  (iv) During the existence of a Default or an Event of Default, all net proceeds of any Asset Disposition shall be applied by Agent first to all fees, costs and expenses then owing to Agent and Lender under subsection 10.1, second to repay Term Loan D in the inverse order of maturity thereof, third to repay Term Loan A in the inverse order of maturity thereof and fourth to the remaining Obligations in such order as Agent shall elect.

            (ii) adding a new subsection "(4)" to provide as follows:

                  "(4) Prepayments of Term Loan D. Immediately upon consummation of each Specified Sale Leaseback Transaction, Borrower shall direct the purchaser/lessor with respect thereto to remit the net proceeds generated therefrom to Agent in immediately available funds, which such net proceeds shall be applied by Agent first to repay Term Loan D in the inverse order of maturity thereof and second to the Revolving Loan; provided, however, in the event a Default or Event of Default shall be in existence at the time of any such prepayment, Agent shall apply such net proceeds to the Obligations in such order as Agent shall elect."

            (e) The first sentence of Section 2.4(C) of the Loan Agreement is hereby amended by adding the following immediately preceding the reference to "2.1(B)": "2.1(A)(5)".

            (f) Section 5.1(F) of the Loan Agreement is hereby amended to provide as follows:

                  "(F) Borrowing Base Certificates. On each Tuesday of each week, Borrower shall deliver to Agent (i) a Borrowing Base Certificate updated to reflect the most recent sales and collections of Borrower for the immediately preceding week and
                  (ii) an assignment schedule of all Accounts created by Borrower for the immediately preceding week."

            (g) Section 5.6 of the Loan Agreement is hereby amended by:

                  (i) deleting the first two lines thereof and replacing the same with the following: "Each Loan Party and Agent shall establish lockboxes and".

                  (ii) deleting the eleventh line thereof and replacing the same with the following: "Each Loan Party, and any of its Affiliates,"

            (h) Section 5.7 of the Loan Agreement is hereby amended by deleting the first sentence thereof and replacing the same with the following:

                  "Each Loan Party hereby constitutes and appoints Agent and all Persons designated by Agent for that purpose as such Loan Party's true and lawful attorney-in-fact, with power to endorse such Loan Party's name to any of the items of payment or proceeds described in subsection 5.6 above and all proceeds of Collateral that come into Agent's possession or under Agent's control."

            (i) Section 7.1 of the Loan Agreement is hereby amended by adding after clause "(b)(vi)" thereof a new clause "(b)(vii)" to provide as follows:

                  "and (vii) Indebtedness incurred under the Department Documentation, which Indebtedness may be paid only in accordance with the terms of such documentation as in effect on the Sixth Amendment Effective Date or as subsequently modified with the prior written consent of Agent."

            (j) Section 7.3(A) of the Loan Agreement is hereby amended by:

                  (i) deleting the parenthetical in clause "(i)" thereof and replacing the same with the following: "(other than Specified Fixed Asset Dispositions and Specified Sale Leaseback Transactions, as applicable);

                  (ii) deleting the word "and" immediately preceding clause "(ii)" thereof; and

                  (iii) adding the word "and" at the end of clause "(ii)(2)"
                        thereof; and

                  (iv) adding a new clause "(iii) thereto to provide as follows: "(iii) enter into Specified Sale Leaseback Transactions if all of the following conditions are met:
                        (1) the purchaser/lessor in each such Specified Sale Leaseback Transaction is directed to remit all net proceeds generated therefrom to Agent for application to the Obligations in accordance with the provisions of subsection 2.4(B)(4); (2) the purchaser/lessor with respect to each such Specified Sale Leaseback Transaction shall have delivered to Agent a landlord waiver covering the real property subject to such Specified Sale Leaseback Transaction, which shall in form and substance be satisfactory to Agent and its counsel, (3) no Default or Event of Default shall then be in existence or shall exist after giving effect to each such Specified Sale Leaseback Transaction and (4) Agent shall have received copies of all documentation to be entered into by Borrower in connection with each such Specified Sale Leaseback Transaction, the terms of which shall be reasonably acceptable to Agent."

            (k) Section 7.4 of the Loan Agreement is hereby amended by:

                  (i) deleting the word "and" immediately preceding clause "(c)" thereof and replacing the same with a comma; and

                  (ii)  adding a new clause "(d)" thereto to provide as follows:
                        "(d) loans to and investments in the Canadian Subsidiary not to exceed $1,000,000 in the aggregate at any time outstanding."

            (l) Section 7.5 of the Loan Agreement is hereby amended by deleting clause "(b)" thereof and replacing the same with the following:

                  "(b)" Borrower (i) may make regularly scheduled payments of principal and interest on the Subordinated Debt in accordance with the terms of the Subordinated Notes; provided, however, until such time as Term Loan D is paid in full in cash, the aggregate amount of regularly scheduled principal and interest payments which shall be permitted to be made on the Subordinated Debt, during the period commencing on the Sixth Amendment Effective Date and ending on the date Term Loan D is paid in full in cash, shall not exceed $350,000, and (ii) may prepay the Subordinated Notes (other than the Subordinated Note referenced in subsection "(1)" of the defined term "Subordinated Notes") in full provided that prior to any such prepayment (1) Term Loan D shall have been paid in full in cash, (2) at the time of and immediately after giving effect to such prepayment, no Event of Default shall exist or would have existed if such payment were, on a pro forma basis (x) included in the calculation of the prior quarterly covenant measuring period or (y) included in management's written best good faith calculation for the next quarterly covenant measuring period, and (3) immediately after giving effect to such prepayment, Undrawn Availability shall equal or exceed $3,000,000,"

            (m) Section 7.7 of the Loan Agreement is hereby amended by deleting the word "Change" on the first line thereof and replacing the same with the following: "Other than the Permitted Subordinated Debt Modifications, change".

            (n) New subsections 8.1(W), (X), (Y) and (Z) are hereby added to the Loan Agreement to provide as follows:

                  "(W) Cross Default to Department Documentation. An event of default shall occur and be continuing under any Department Documentation which is not cured within any applicable grace period."

                  "(X) Canadian Documentation. Failure of Borrower to cause the Canadian Subsidiary to deliver to Agent the Required Canadian Documentation on or prior to December 12, 1997."

                  "(Y) Cash Dominion. Failure of Borrower to have entered into all such documentation as shall be required by Agent to grant to Agent full dominion and control over all proceeds of Borrower's Accounts on or prior to December 12, 1997."

                  "(Z) Department Proceeds. Failure of Borrower to immediately (but in no event later than two Business Days after Borrower's receipt thereof) deliver to Agent the loan proceeds generated from the transactions contemplated by the Department Documentation, which such proceeds shall aggregate no less than $500,000."

            (o) Exhibit 2.1(A)(5) to this Amendment is hereby added to the Loan Agreement as Exhibit 2.1(A)(5).

            3. Conditions of Effectiveness. This Amendment shall become effective when and only when Agent shall have received (a) four (4) copies of this Amendment executed by Borrower and Corporate Guarantor, (b) an amendment fee for Agent's account in an amount equal to $75,000, which may be charged by Agent to Borrower's account (the "Amendment Fee"), (c) fully executed copies of all Department Documentation, (d) the Intercreditor Agreement executed by the Department and Borrower and (e) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Lender and its counsel.

            4. Representations and Warranties. Borrower hereby represents and warrants as follows:

            (a) This Amendment and the Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

            (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms that all covenants, representations and warranties made in the Loan Agreement to the extent the same are not specifically amended hereby are correct in all material respects and agrees that all covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

            (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment, other than a Default or Event of Default occurring solely by reason of Borrower's failure to make certain payments on the Subordinated Debt (the "Subordinated Debt Defaults"); provided, however, that Borrower shall use its best efforts to cause the Permitted Subordinated Debt Modifications to be executed and delivered promptly after the Sixth Amendment Effective Date and shall otherwise make payments under the Subordinated Debt in accordance with the terms and provisions of Section 7.5 of the Loan Agreement which actions shall cause the Subordinated Debt Defaults to be no longer outstanding.

            (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement or the Obligations thereunder.

            5. Effect on the Loan Agreement.

            (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

            (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

            (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

            6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

            7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

            8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature received by facsimile transmission shall be deemed an original signature hereto.

                       [SIGNATURE LINES ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                              UNITEL VIDEO, INC., as Borrower


                              By: /s/ Barry Knepper
                                 -----------------------------------------------
                              Name: Barry Knepper
                                   ---------------------------------------------
                              Title: Chief Executive Officer
                                    --------------------------------------------

                              R SQUARED, INC., as
                              Corporate Guarantor


                              By: /s/ Barry Knepper
                                 -----------------------------------------------
                              Name: Barry Knepper
                                   ---------------------------------------------
                              Title: President
                                    --------------------------------------------

                              HELLER FINANCIAL, INC., as Agent
                                and Lender


                              By: /s/ Venkat Venkatesan
                                 -----------------------------------------------
                              Name: Venkat Venkatesan
                                   ---------------------------------------------
                              Title: Vice President
                                    --------------------------------------------

                              Term Loan A Commitment: $9,000,000
                              ($8,400,000 of which is outstanding as of the Sixth Amendment Effective Date)

                              Term Loan B Commitment: $0

                              Term Loan C Commitment: $0

                              Term Loan D Commitment: $2,500,000

                                EXHIBIT 2.1(A)(5)

                                   TERM NOTE D

$2,500,000                                                    New York, New York
                                                               November __, 1997

            This Term Note D is executed and delivered under and pursuant to the terms of that certain Amended and Restated Loan and Security Agreement dated as of December 12, 1995 (as amended, supplemented or modified from time to time, the "Loan Agreement") among Unitel Video, Inc., a Delaware corporation with its principal place of business at 555 West 57th Street, New York, New York 10019 ("Borrower"), R Squared, Inc., a California corporation with its principal place of business at 3300 Cahuenga Boulevard West, Los Angeles, California 90068, Heller Financial, Inc. ("Heller"), each of the other financial institutions named in or which hereafter become a party to the Loan Agreement (Heller and such other financial institutions, collectively, "Lenders") and Heller as agent for Lenders (Heller, in such capacity, "Agent"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

            FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Heller at its offices located at 500 West Monroe, 18th Floor, Chicago, Illinois 60661 or at such other place as holder may from time to time designate to Borrower in writing:

            (i) the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00) payable, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier repayment as required by the Loan Agreement; and

            (ii) interest on the principal amount of this Note from time to time outstanding, payable at the Interest Rate set forth in Section 2.1(A)(5) of the Loan Agreement. Upon the occurrence and during the continuance of an Event of Default and notice thereof by Agent to Borrower (except that no notice shall be required upon the occurrence of an Event of Default under subsection 8.1(G) or 8.1(H) of the Loan Agreement), interest may at Agent's election be payable at the Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

            This Note is the Term Note D referred to in the Loan Agreement and is secured by the Liens granted pursuant to the Loan Agreement and the Loan Documents, is entitled to the benefits of the Loan Agreement and the Loan Documents and is subject to all of the agreements, terms and conditions therein contained.

            This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

            If an Event of Default under Sections 8.1(G) or (H) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur and be continuing under the Loan Agreement or any of the Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, with notice to the extent provided in the Loan Agreement, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

                                           UNITEL VIDEO, INC.


                                           By:
                                              ----------------------------------
                                           Its:
                                               ---------------------------------

STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

            On the ____ day of November, 1997, before me personally came Barry Knepper, to me known, who being by me duly sworn, did depose and say that he is the ___________________ of Unitel Video, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                          -------------------------------
                                          Notary Public